Globe Specialty Metals to Acquire Alden Resources, a Leading Provider of Specialty Coal for the Silicon Metal and Silicon-Based Alloy Industries in a Transaction Valued at $73.2 Million

NEW YORK, June 3, 2011 (GLOBE NEWSWIRE) -- Globe Specialty Metals, Inc. (Nasdaq:GSM) (the "Company" or "Globe") today announces that it has entered into an agreement to acquire Alden Resources, LLC and a related company ("Alden"), a leading miner, processor and supplier of specialty coal to the silicon and silicon-based alloy industries and thermal coal to the power industry. Key points are as follows:

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Silicon metal and silicon-based alloys require low ash coal or charcoal as a key input in production. Alden is a major supplier of this type of specialty coal to Globe and other silicon producers. By acquiring Alden, Globe secures a stable, long-term and low-cost supply of this key raw material to support its continued growth worldwide while maintaining Alden's position as a leading supplier to other silicon and silicon-based alloy producers.

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Alden owns approximately 32 million gross recoverable tons of coal located in various properties in Kentucky and Tennessee that are permitted and suitable for mining. Certain properties are surface mined while others are underground mined.

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Alden also owns and operates a coal preparation plant in eastern Kentucky that washes and prepares the coal. The plant is newly upgraded and capable of processing over 2.5 million tons of coal per year.

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This will be a cash transaction. Globe intends to finance the transaction, and related working capital and capital expenditure needs, with $40 to $50 million of bank financing and $30 to $40 million of cash from GSM's balance sheet. In addition, the seller could receive a contingent payment of no more than $6.8 million based on future performance.

•	Several steps remain to complete this transaction. Closing is expected in July 2011, at which time we intend to have a conference call to discuss the transaction.

"Globe continues to expand its capacity, including our planned plant in Iceland, and will benefit from acquiring this key supplier of low ash coal. Alden is a supplier to Globe and controls substantial reserves, much of which has yet to be exploited," said Globe Executive Chairman, Alan Kestenbaum. "Our decision to acquire this supplier was driven by numerous factors including our long-term growth plans which are based on current and expected increased demand for silicon metal and silicon-based alloys in all parts of the world."

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world's largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

CONTACT: Globe Specialty Metals, Inc.
         Mal Appelbaum, 212-798-8123
         Chief Financial Officer
         Email: mappelbaum@glbsm.com
         Or
         Jeff Bradley, 212-798-8122
         Chief Executive Officer
         Email: jbradley@glbsm.com